Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)___

U.S. BANK TRUST NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

41-1973763
I.R.S. Employer Identification No.

300 East Delaware Avenue, 8th Floor
Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Beverly A. Freeney U.S. Bank Trust National Association 100 Wall Street, Suite 1600 New York, NY 10005 Telephone (212) 361-2893 (Name, address and telephone number of agent for service)

National Rural Utilities Cooperative Finance Corporation
(Exact name of obligor as specified in its charter)

District of Columbia	52-0891669
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2201 Cooperative Way Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

Variable Denomination Floating Rate Demand Notes

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

a) Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

USE ONE OF FOLLOWING RESPONSES ONLY

Items 3-15. The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-113995.

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

7. Report of Condition of the Trustee as of December 31, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8. Not applicable.

9. Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 8th day of March, 2007.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Beverly A. Freeney
Name: Beverly A. Freeney
Title: Vice President

Exhibit 7

U.S. Bank Trust National Association Statement of Financial Condition As of 9/30/2006

($000's)

9/30/2006
Assets
Cash and Due From Depository Institutions	$6,436,856
Securities	39,245,651
Federal Funds	3,475,844
Loans & Lease Financing Receivables	141,382,736
Fixed Assets	2,629,727
Intangible Assets	11,923,005
Other Assets	10,799,396
Total Assets	$215,893,215

Liabilities
Deposits	$133,945,028
Fed Funds	12,987,134
Treasury Demand Notes	0
Trading Liabilities	166,479
Other Borrowed Money	31,884,451
Acceptances	0
Subordinated Notes and Debentures	6,909,696
Other Liabilities	7,674,530
Total Liabilities	$193,567,318

Equity
Minority Interest in Subsidiaries	$1,044,165
Common and Preferred Stock	18,200
Surplus	11,977,237
Undivided Profits	9,286,295
Total Equity Capital	$22,325,897

Total Liabilities and Equity Capital	$215,893,215

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By: /s/ Beverly A. Freeney
Vice President

Date: March 8, 2007

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